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Exhibit 10.5

*** Text Omitted and Filed Separately
CONFIDENTIAL TREATMENT REQUESTED
Under 17 C.F.R. §§ 200.80(b)(4) and 230.406

FIRST AMENDMENT TO LICENSE AGREEMENT

Between
Optimer Pharmaceuticals, Inc.
and
Sloan-Kettering Institute for Cancer Research

        This First Amendment confirms the mutual understanding between Optimer Pharmaceuticals, Inc., a corporation, having a place of business at 10110 Sorrento Valley Road, Suite C, San Diego, California 92121 ("LICENSEE") and the Sloan-Kettering Institute for Cancer Research, a not-for-profit corporation organized under the laws of New York State, having a place of business at 1275 York Avenue, New York, New York 10021 ("SKI").

WHEREAS, LICENSEE and SKI have entered into a license agreement (SK#6637) related to carbohydrate cancer vaccines with an Effective Date of July 31, 2002 ("Agreement"), a copy of which is attached hereto; and

WHEREAS, the parties wish to amend the Agreement as LICENSEE no longer desires to develop Licensed Products II, effective as of June 30, 2005 ("Amendment Effective Date"),

NOW, THEREFORE, the parties, intending to be legally bound, hereby amend the Agreement as follows:

1.
Definitions. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

2.
Article 2.1 of the Agreement is hereby replaced in its entirety to read:

  SKI hereby grants to LICENSEE:

  (i)
  an exclusive, worldwide license, to SKI Patents A in Field I, to make, have made, use, sell, have sold, import and develop Licensed Products I, with the right to grant and authorize sublicenses;

  (ii)
  a nonexclusive, worldwide license to SKI Patents D in Field I, to make, have made, use, sell, have sold, import and develop Licensed Products I, with the right to grant and authorize sublicenses; and

  (iii)
  a non-exclusive, worldwide, royalty-free license, without the right to grant and authorize sublicenses, to SKI's entire interest in and to the Know-How pursuant to the licenses granted in this Section 2.1.

3.
Articles 4.1(d), 4.1(e), 4.1(g), and 4.1(h) of the Agreement are hereby made void.

4.
LICENSEE's responsibility to pay for all costs and expenses incurred for the preparation, filing, prosecution, issuance, and maintenance of SKI Patents B under Article 6.1 of the Agreement shall be limited to such costs and expenses incurred up to and including the Amendment Effective Date. Such costs and expenses incurred subsequent to the Amendment Effective Date shall be done by SKI.

5.
All other terms and conditions of the Agreement not specifically modified by this First Amendment shall remain in full force and effect.

6.
On and after the Amendment Effective Date, each reference in the Agreement to this "Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this First Amendment.

7.
This First Amendment may be executed in two counterparts, each of which will be deemed an original, but both of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this First Amendment to the Agreement to be executed by their duly authorized representatives.

OPTIMER PHARMACEUTICALS, INC.	SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH
/s/ MICHAEL N. CHANG Michael N. Chang, Ph.D. CEO	/s/ G. BERNHARDT James S. Quirk Senior Vice President, Research Resources Management
Date: 11-16-05	Date: 12/22/05

LICENSE AGREEMENT

for SKI's technology

"Carbohydrate Cancer Vaccines"
(SK#6637)

TABLE OF CONTENTS

PREAMBLE ARTICLES:
I	DEFINITIONS	2
II	GRANT	3
III	DUE DILIGENCE, REGULATORY MATTERS	4
IV	PAYMENTS	5
V	REPORTS AND RECORDS	7
VI	PATENT PROSECUTION	8
VII	INFRINGEMENT	8
VIII	INDEMNIFICATION, PRODUCT LIABILITY, WARRANTIES	9
IX	EXPORT CONTROLS	10
X	NON-USE OF NAMES	10
XI	ASSIGNMENT	10
XII	TERMINATION	10
XIII	PAYMENTS, NOTICES AND OTHER COMMUNICATIONS	12
XIV	MISCELLANEOUS PROVISIONS	12

        This Agreement is effective on the date last subscribed below (the "Effective Date"), and is by and between Sloan-Kettering Institute for Cancer Research (hereinafter referred to as "SKI"), a New York membership corporation with principal offices at 1275 York Avenue, New York, New York 10021, and Optimer Pharmaceuticals, Incorporated, a corporation with principal offices located at 10110 Sorrento Valley Road, Suite C, San Diego, California 92121 (hereinafter referred to as "LICENSEE").

WITNESSETH

        WHEREAS, SKI is the owner of certain SKI Patents (as later defined herein) and has the right to grant licenses under said SKI Patents; and

        WHEREAS, SKI desires to have the SKI Patents utilized in the public interest and is willing to grant a license to its interest thereunder; and

        WHEREAS, LICENSEE seeks to commercially develop the SKI Patents through a thorough, vigorous and diligent program of exploiting the SKI Patents whereby public utilization shall result therefrom.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I—DEFINITIONS

        For the purpose of this Agreement, the following words and phrases shall have the following meanings:

1.1
"LICENSEE" shall include Affiliates, that is, any person, firm, corporation or other entity controlling, controlled by, or under common control with a party hereto. The term "control" wherever used throughout this Agreement shall mean ownership, directly or indirectly, of more than 50% of the equity capital. With regard to SKI, "Affiliate" shall mean the Memorial Sloan-Kettering Cancer Center and the Memorial Hospital for Cancer and Allied Diseases.

1.2
"SKI Patents A", "SKI Patents B", "SKI Patents C", and "SKI Patents D" shall have meanings as defined in Exhibit A. "SKI Patents" shall mean SKI Patents A, SKI Patents B, SKI Patents C, and SKI Patents D.

1.3
"Field I" shall mean the treatment or prevention of human cancer with a carbohydrate vaccine comprising Globo H as the sole antigen. Specifically excluded from Field I are (i) vaccines comprising mixtures of more than one type of carbohydrate antigen, one of which may be Globo H, and (ii) vaccines comprising Clustered Carbohydrate Antigens (defined as an immunogenic molecule consisting of two or more identical or different carbohydrate antigens attached to a common peptide backbone).

1.4
"Field II" shall mean the treatment or prevention of human cancer with a vaccine comprising Clustered Carbohydrate Antigens wherein the carbohydrate antigens have been synthesized using Optimer's OPopS™ Technology.

1.5
"Know-How" shall mean any technical information, know-how, processes, procedures, compositions, devices, methods, formulas, protocols, techniques, designs, data or other subject matter owned or controlled by SKI which is necessary for the manufacture, sale and/or use of Licensed Products I and Licensed Products II (collectively, "Licensed Products"), in each case, which is not in the public domain.

1.6
"Licensed Products I" shall mean any and all products which fall within Field I and which would either (i) infringe a Valid Claim of SKI Patents A but for this agreement, or (ii) are produced or used using a process or method that would infringe a Valid Claim of SKI Patents A but for this agreement.

1.7
"Licensed Products II" shall mean any and all products which fall within Field II and which would either (i) infringe at least one Valid Claim of SKI Patents A, B, C or D but for this agreement, or (ii) are produced or used using a process or method that would infringe at least one Valid Claim of SKI Patents A, B, C or D but for this agreement.

1.8
"Net Sales" of a product shall mean LICENSEE's or sublicensee's, as indicated, billings for sales of that product less the sum of the following:

a)
Discounts allowed in amounts customary in the trade;

b)
Sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

c)
Outbound transportation prepaid or allowed;

d)
Amounts allowed or credited on returns; and

  e)
  Bad debts and uncollectible receivables provided that, in any calendar year, such deduction will not exceed four percent (4%) of the total billings for sales of Licensed Products and Licensed Services sold in that year.

  No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE or its Affiliates and on its payroll, or for cost of collections. Licensed Products shall be considered "sold" when billed or invoiced. As LICENSEE agrees to pay royalties in countries where patent protection has not been sought, and SKI is willing to forgo its rights to seek patent protection in such countries, Net Sales of a product shall explicitly include billings for sales of that product in such countries.

1.9
"Royalty Year" shall mean each twelve month period commencing January 1 and ending December 31 during the term of this Agreement. For the first year of this Agreement, the Royalty Year shall be the period of time between the signing of the Agreement and December 31.

1.10
"Foreign Major Market Countries" shall mean the United Kingdom, Germany, France, Italy, Spain and Japan.

1.11
"Net Royalty" shall mean the total royalty compensation received by LICENSEE from a sublicensee in a given Royalty Year.

1.12
"Valid Claim" shall mean a claim of an issued and unexpired patent, or a claim of a pending patent application, which has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction in a final decision from which no appeal may be taken, and has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise. Should any issued Valid Claim be challenged and held invalid or unenforceable by a court or other government agency of competent jurisdiction from which appeal may be taken, royalty payments that, but for the holding of invalidity or unenforceability would be due under this Agreement, shall be made by LICENSEE and shall be held in escrow by SKI until no further appeals are available. If the claim is finally held to be valid and enforceable, the amounts held in escrow, including interest, shall be released to SKI and the relevant claim shall be reinstated as a Valid Claim hereunder. If it is finally held to be invalid or unenforceable, the amounts held in escrow, including interest, shall be released to LICENSEE.

ARTICLE II—GRANT

2.1
SKI hereby grants to LICENSEE:
(i)
an exclusive, worldwide license, to SKI Patents A in Field I, to make, have made, use, sell, have sold, import and develop Licensed Products I, with the right to grant and authorize sublicenses;

(ii)
an exclusive, worldwide license, to SKI Patents B in Field II, to make, have made, use, sell, have sold, import and develop Licensed Products II, with the right to grant and authorize sublicenses;

(iii)
a nonexclusive, worldwide license to SKI Patents A and SKI Patents C in Field II, and to SKI Patents D in Field I and Field II, to make, have made, use, sell, have sold, import and develop Licensed Products I and Licensed Products II with the right to grant and authorize sublicenses; and

(iv)
SKI hereby grants to LICENSEE a non-exclusive, worldwide, royalty-free license, without the right to grant and authorize sublicenses, to SKI's entire interest in and to the Know-How pursuant to the licenses granted in this Section 2.1.

2.2
Notwithstanding any other provisions of this Agreement, it is agreed that SKI and its Affiliates shall retain the right to practice the licensed rights granted under Section 2.1 for its own teaching, research and patient care activities.

2.3
All rights reserved to the United States Government and others under 35 USC §§200-212, as amended, shall remain and shall in no way be affected by this Agreement.

2.4
LICENSEE hereby agrees that every sublicensing agreement to which it shall be party and which shall relate to the rights, privileges and license granted hereunder shall contain a statement describing the date upon which LICENSEE'S exclusive rights, privileges and license hereunder shall terminate.

2.5
LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to SKI of Article III, Sections 3.1 and 3.3, V, VII, VIII, IX, X, XI, XII, and XIV of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.

2.6
LICENSEE agrees to forward to SKI a copy of any and all fully executed sublicense agreements, and further agrees to timely forward to SKI a copy of sublicensing revenue reports received by LICENSEE from its sublicensees during the preceding Royalty Year.

2.7
If LICENSEE receives from sublicensees anything of value in lieu of cash payments based upon payment obligations of any sublicense under this Agreement, LICENSEE shall pay SKI royalty or other payments as required by Section 4.1, based on the fair market value of such payment, unless SKI waives in writing such payment obligation.

2.8
The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not included in the SKI Patents, except as expressly set forth herein.

2.9
All rights not specifically granted herein are reserved to SKI. SKI explicitly retains the right to grant to third parties (i) exclusive licenses to SKI Patents A outside of Field I and Field II, (ii) exclusive licenses to SKI Patents B outside of Field II, (iii) exclusive licenses to SKI Patents C outside of Field II, and (iv) exclusive licenses to SKI Patents D outside of Field II.

2.10
SKI shall cooperate to transfer to LICENSEE all Know-How, and all data, reports, analyses and other information necessary for the manufacture, use, and sale of Licensed Products I and/or Licensed Products II in its possession or control, in a format reasonably acceptable to LICENSEE.

ARTICLE III—DUE DILIGENCE, REGULATORY MATTERS

3.1
LICENSEE and its sublicensees shall use commercially reasonable efforts to bring Licensed Products to market through a thorough, vigorous and diligent program for exploitation of the SKI Patents and to continue active, diligent marketing efforts for one or more Licensed Products or throughout the life of this Agreement.

3.2
Within sixty (60) days of the Effective Date, SKI and Licensee shall mutually agree upon a timeline for clinical development of Licensed Products I and research development of Licensed Products II ("Timeline"). Such Timeline shall be appended as Exhibit B to this Agreement, and may be amended from time to time as necessary and by mutual consent. In the event that agreement cannot be reached on the Timeline within sixty (60) days of the Effective Date, or any developmental milestone specified in the Timeline are not met by LICENSEE, SKI shall have the right to terminate this Agreement in accordance with Section 12.4.

3.3
In addition, LICENSEE shall adhere to the following milestones:

(a)
LICENSEE shall have delivered to SKI prior to the execution of this Agreement, its detailed business, research and development plan including, for example, relevant schedules of capital investments needed to implement the plan, financial, equipment, facility plans, number and kind of personnel and time planned for each phase of development of the SKI Patents for a three year period, to the extent formed by LICENSEE. Similar reports shall be provided to SKI annually to relay update and status information on LICENSEE's business, research and development progress, including projections of activity anticipated for the next reporting year.

(b)
LICENSEE shall be responsible for diligently and promptly taking all reasonable steps to secure all required and/or necessary governmental approvals to sell, exploit, or market any and all Licensed Products. LICENSEE shall advise SKI, through annual reports described in Section 3.3(a) above of its program of development for obtaining said approvals.

3.4
LICENSEE's failure to perform in accordance with Sections 3.1 and 3.2 above shall be grounds for SKI to terminate this Agreement pursuant to Section 12.4 below.

3.5
SKI shall cooperate, at its sole discretion, with LICENSEE before the Food and Drug Administration, and any other regulatory agencies in all matters regarding to Licensed Products I and Licensed Products II.

ARTICLE IV—PAYMENTS

4.1
For the rights, privileges and licenses granted hereunder, LICENSEE shall pay to SKI, in the manner hereinafter provided, until the end of the last to expire patent of the SKI Patents or until this Agreement shall be terminated, as hereinafter provided, whichever occurs first:

(a)
A license issue fee of fifty thousand dollars ($[***]) payable on the Effective Date of this Agreement.

(b)
One hundred and twenty thousand (120,000) shares of Optimer Pharmaceuticals, Inc. common stock, par value $0.001 per share (the "Shares"), issuable immediately on the Effective Date of this Agreement. In connection with the issuance of the Shares, SKI shall enter into the Common Stock Issuance Agreement, attached hereto as Exhibit C ("Common Stock Issuance Agreement").

(c)
For Licensed Products I, a royalty in an amount equal to [***] percent ([***]%) of the Net Sales of Licensed Products I by LICENSEE or any sublicensee.

(d)
Subject to Section 4.1(e), for Licensed Products II, (a) for sales made by LICENSEE, a royalty in an amount equal to [***] percent ([***]%) of the Net Sales of Licensed Products II and (b) for sales made by a sublicensee, the greater of (i) twenty percent ([***]%) of the Net Royalty received by LICENSEE from the sublicensee or (ii) [***] percent of Net Sales of Licensed Products II by the sublicensee.

(e)
For any product in Field II that is not covered by a Valid Claim of SKI Patents B, (a) for sales made by LICENSEE, a royalty in an amount equal to [***] percent ([***]%) of the Net Sales of such product and (b) for sales made by a sublicensee, the greater of (i) [***] percent ([***]%) of the Net Royalty received by LICENSEE from the sublicensee or (ii) [***] percent of Net Sales of such product by the sublicensee.

(f)
For each of Licensed Products I, milestone payments as follows in the event that such milestone is achieved by LICENSEE and not a sublicensee:

•
[***] dollars ($[***]) upon commencement of Phase III clinical studies;

    •
    [***] dollars ($[***]) upon first New Drug Application (NDA) filing;

    •
    [***] dollars ($[***]) upon marketing approval in the United States;

    •
    [***] dollars ($[***]) upon market approval in each and any of the Foreign Major Market Countries.

  (g)
  Subject to Section 4.1(h), for each of Licensed Products II, milestone payments as follows in the event that such milestone is achieved by LICENSEE and not a sublicensee:

  •
  [***] dollars ($[***]) upon commencement of Phase I clinical studies;

  •
  [***] dollars ($[***]) upon commencement of Phase II clinical studies;

  •
  [***] dollars ($[***]) upon commencement of Phase III clinical studies;

  •
  [***] dollars ($[***]) upon first New Drug Application (NDA) filing;

  •
  [***] dollars ($[***]) upon marketing approval in the United States;

  •
  [***] dollars ($[***]) upon market approval in each and any of the Foreign Major Market Countries.

  (h)
  For any product in Field II that is not covered by a Valid Claim of SKI Patents B, milestone payments as follows in the event that such milestone is achieved by LICENSEE and not a sublicensee:

  •
  [***] dollars ($[***]) upon commencement of Phase I clinical studies;

  •
  [***] dollars ($[***]) upon commencement of Phase II clinical studies;

  •
  [***] dollars ($[***]) upon commencement of Phase III clinical studies;

  •
  [***] dollars ($[***]) upon first New Drug Application (NDA) filing;

  •
  [***] dollars ($[***]) upon marketing approval in the United States;

  •
  [***] dollars ($[***]) upon market approval in each and any of the Foreign Major Market Countries.

  (i)
  LICENSEE shall pay SKI [***] percent ([***]%) of all income from sublicensees including (i) sublicense fees, (ii) sublicense maintenance fees, (iii) milestone payments and (iv) premiums over fair market value in the sale of LICENSEE's equity pursuant to Article 2.7, but excluding (i) verifiable research and development support and expense reimbursement, (ii) royalties, (iii) sale of equity at fair market value, and, (iv) in cases where SKI Patents are sublicensed in combination with non-SKI technology, the pro-rata contribution of the non-SKI technology.

  (j)
  Annual minimum royalty payments, starting in the Royalty Year commencing January 1 after the Execution Date, in the amount of [***] dollars ($[***]). The minimum royalty payments shall be credited against the earned royalty payments required in Section 4.1(c), 4.1(d) and 4.1(e) above for the same Royalty Year, and shall be paid within thirty days following the end of the Royalty Year.

  (k)
  Patent expenses according to the terms of Article VI.

4.2
No multiple royalties shall be payable because any Licensed Products, its manufacture, use, lease or sale are or shall be covered by more than one of the SKI Patents patent applications or SKI Patents patents licensed under this Agreement.

4.3
Royalty payments shall be paid in United States dollars in New York, NY, or at such other place as SKI may reasonably designate consistent with the laws and regulations controlling in any foreign country, but not in any other currency. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the J.P. Morgan Chase Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

4.4
Interest

(a)
LICENSEE shall pay to SKI interest on any amounts not paid when due. Such interest will accrue from the forty-fifth (45th) day after the payment was due at a rate two percent (2%) above the daily prime interest rate, as determined by J.P. Morgan Chase or its successor entity, on each day the payment is delinquent, and the interest payment will be due and payable on the first day of each month after interest begins to accrue, until full payment of all amounts due SKI is made.

(b)
SKI's rights to receive such interest payments shall be in addition to any other rights and remedies available to SKI.

(c)
If the interest rate required in this Subsection exceeds the legal rate in a jurisdiction where a claim for such interest is being asserted, the required interest rate shall be reduced, for such claim only, to the maximum interest rate allowable in the jurisdiction.

ARTICLE V—REPORTS AND RECORDS

5.1
LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to SKI hereunder. Said books and records shall be maintained for a period of no less than five (5) years following the period to which they pertain. For the term of this Agreement, upon thirty (30) days prior written notice, LICENSEE shall allow SKI's own accountants or independent accountants selected by SKI, which independent accountants shall be reasonably acceptable to LICENSEE and after entering into a confidentiality agreement with LICENSEE, to inspect such books and records for the sole purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement. In the case of independent accountants, such accountants shall report to SKI only whether there has been a royalty underpayment and, if so, the amount thereof. Such inspections shall be during normal working hours of LICENSEE, and shall occur no more frequently than once per calendar year. Should such inspection lead to the discovery of a greater than ten percent (10%) discrepancy in reporting to SKI's detriment, LICENSEE agrees to pay the full cost of such inspection.

5.2
LICENSEE, within thirty (30) days after June 30 and December 31 of each year, shall deliver to SKI true and accurate reports, giving such particulars of the business conducted by LICENSEE and its sublicensees during the preceding three-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following, to be itemized per Licensed Product:

(a)
Number of Licensed Products commercially used, manufactured and sold, rented or leased.

(b)
Total billings for Licensed Products commercially used, sold, rented or leased.

(c)
Deductions applicable as provided in Paragraph 1.8.

(d)
Total royalties due.

(e)
Names and addresses of all sublicensees of LICENSEE.

(f)
Total royalty income from all revenues subject to sublicensees' royalties.

  (g)
  Total sublicensing fee income.

5.3
With each such report submitted, LICENSEE shall pay to SKI the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

5.4
Milestone payments shall be reported and paid with each such report submitted.

ARTICLE VI—PATENT PROSECUTION

6.1
LICENSEE shall be responsible for and pay all past and future costs and expenses incurred by SKI for the preparation, filing, prosecution, issuance, and maintenance of SKI Patents A and SKI Patents B. Such costs and expenses incurred prior to December 31, 2001 shall be reimbursed to SKI by LICENSEE in four equal semiannual payments beginning on July 1, 2002. Such costs and expenses incurred subsequent to January 1, 2002 and prior to the Effective Date of this Agreement shall be paid by LICENSEE within forty-five (45) days of the Effective Date. Such costs and expenses incurred after the Effective Date shall be paid by LICENSEE as they are incurred. SKI shall be solely responsible for all past and future costs and expenses incurred for the preparation, filing, prosecution, issuance, and maintenance of SKI Patents C and SKI Patents D.

6.2
SKI shall diligently prosecute and maintain the SKI Patents in the United States and in such countries as are determined by SKI and agreed to by LICENSEE, using counsel of its choice. If LICENSEE declines in writing to bear the expense of filing patent applications in any foreign countries in which SKI wishes to obtain patent protection, then SKI may file and prosecute such applications at its own expense and any license granted hereunder shall exclude such countries.

6.3
SKI shall provide LICENSEE with copies of all relevant documentation so that LICENSEE may be informed and to give LICENSEE reasonable opportunity to advise SKI and comment on the continuing prosecution. LICENSEE agrees to keep this documentation confidential.

ARTICLE VII—INFRINGEMENT

7.1
LICENSEE shall assume primary responsibility for enforcing SKI Patents A and SKI Patents B within relevant commercial markets in Field I and Field II, respectively. In exercising these responsibilities, LICENSEE shall promptly contact alleged third party infringers and take all reasonable steps to persuade such third parties to desist from infringing the SKI Patents, including initiating and prosecuting an infringement action if necessary, or defending a challenge to the validity of the SKI Patents. LICENSEE also shall notify SKI of each instance of alleged infringement and shall keep SKI informed of all stages of SKI Patents enforcement. LICENSEE may use the name of SKI as party plaintiff. All costs of any action to enforce SKI Patents A and SKI Patents B taken by LICENSEE shall be borne by LICENSEE and LICENSEE shall keep any recovery of damages derived therefrom, the excess of such recovery over such costs shall be included in LICENSEE's Net Sales. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of SKI, which consent shall not unreasonably be withheld.

7.2
In the event LICENSEE becomes aware of unlicensed infringement of SKI Patents A or SKI Patents B, either through notice from SKI or by other means, and does not, within six (6) months (a) secure cessation of the infringement; or (b) enter suit against the infringer; or (c) provide SKI with evidence of pendency of a bona fide negotiation for sublicensing the infringer, then, thirty (30) days after giving written notice to LICENSEE, SKI shall have the right to (a) sue for the infringement at SKI's own expense, and to collect for its own use any damages, profits and awards of whatever nature that it may recover for such infringement; and (b) terminate this Agreement according to terms of Article XII.

7.3
Each party shall promptly notify the other in writing in the event that a third party shall bring a claim of infringement against SKI or LICENSEE, either in the United States or in any foreign country in which there are SKI Patents.

7.4
In the event LICENSEE is sued for patent infringement, threatened with such suit, or enjoined from exercising its license rights granted hereunder, LICENSEE may terminate this Agreement according to Article XII or contest the action against it. In any such action, LICENSEE shall be fully responsible for all its costs, including expenses, judgements and settlements, and shall be entitled to proceeds that it may recover, including judgements, settlements and awards, the excess of such recovery over such costs shall be included in LICENSEE's Net Sales.

7.5
In any infringement suit as either party may institute to enforce the SKI Patents against third parties pursuant to this Agreement, or in any infringement action brought against either party by a third party, each party hereto shall, at the request and expense of the other party, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

ARTICLE VIII—INDEMNIFICATION, PRODUCT LIABILITY, WARRANTIES

8.1
LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold SKI and its Affiliates, their Board of Managers, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Products arising from any obligation of LICENSEE hereunder, except to the extent such claims or expenses are caused by the gross negligence or willful misconduct of SKI, and its Affiliates, their Board of Managers, officers, or employees.

8.2
For the term of this Agreement, upon the commencement of clinical use, production, sale, or transfer, whichever occurs first, of any Licensed Products, LICENSEE shall obtain and carry in full force and effect general liability insurance which shall protect LICENSEE and SKI in regard to events covered by Section 8.1 above. Such insurance shall be written by a reputable insurance company, shall list SKI as an additional named insured thereunder, shall be endorsed to include liability coverage, and shall require thirty (30) days written notice to be given to SKI prior to any cancellation or material change thereof. The limits of such insurance shall not be less than one million dollars ($1,000,000) per occurrence with an annual aggregate of three million dollars ($3,000,000) for personal injury, death or property damage. LICENSEE shall provide SKI with Certificates of Insurance evidencing the same.

8.3
SKI represents and warrants that: (i) it is a New York membership corporation duly organized validly existing and in good standing under the laws of New York; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of SKI; (iii) to SKI's best knowledge, SKI is the sole and exclusive owner of all right, title and interest in and to the SKI Patents and Know-How, with the exception of SK625B, listed in Exhibit A, which is jointly owned with the Trustees of Columbia University in the City of New York; (iv) SKI has the right to grant the rights and licenses granted herein; (v) the SKI Patents and Know-How are free and clear of any lien, encumbrance, or security interest; (viii) there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the SKI Patents or Know-How.

8.4
In the event that any indemnitee intends to claim indemnification under this Article VIII it shall promptly notify the other party in writing of such potential liability. The indemnifying party shall have the right to control the defense thereof. The affected indemnitees shall cooperate fully with the indemnifying party and its legal representatives in the investigation and conduct of any liability covered by this Article VIII. Notwithstanding the foregoing, neither party shall have indemnity obligations for any claim if the indemnitee seeking indemnification makes any admission, settlement or other communication regarding such claim without the prior written consent of the indemnifying party.

8.5
Except as otherwise expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF SKI PATENTS CLAIMS, ISSUED OR PENDING.

ARTICLE IX—EXPORT CONTROLS

        It is understood that SKI is subject to United States Laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. SKI neither represents that a license shall not be required nor that, if required, it shall be issued.

ARTICLE X—NON-USE OF NAMES

        LICENSEE shall not use the names of SKI or its Affiliates, nor any of their employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from SKI in each case; provided that once a particular disclosure has been approved, further disclosures which do not differ materially therefrom may be made by LICENSEE without obtaining any further consent of SKI.

ARTICLE XI—ASSIGNMENT

11.1
This Agreement may not be assigned by LICENSEE without prior written consent from SKI.

11.2
Notwithstanding the foregoing prohibition, LICENSEE may without SKI's consent assign this Agreement to any entity that it may merge into, consolidate with, or transfer substantially all of its assets ("substantially" being EIGHTY PERCENT (80%) or more thereof) to which this Agreement relates, so long as the successor surviving corporation in any such merger, consolidation, transfer or reorganization assumes in writing the obligations of this Agreement. Such merger, consolidation, transfer or reorganization shall not in itself be a breach of this Article XI, nor be any default under this Agreement.

ARTICLE XII—TERMINATION

12.1
Unless earlier terminated pursuant to this Article XII, this Agreement shall terminate upon the later to occur of (a) the last to expire of the SKI Patents or (b) twenty (20) years.

12.2
SKI may terminate this Agreement if LICENSEE becomes insolvent or, a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for thirty (30) days; or makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE, and LICENSEE does not return to solvency before the expiration of a thirty (30) day period.

12.3
Should LICENSEE fail to pay SKI license fees, royalties and patent expenses due and payable hereunder for more than thirty (30) days, SKI shall have the right to terminate this Agreement on thirty (30) days written notice, unless LICENSEE shall pay SKI within the thirty (30) day period, all such license fees, royalties and patent expenses and interest due and payable. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have paid all such royalties, patent expenses and interest due and payable, the rights, privileges and license granted hereunder shall terminate.

12.4
As set out in Section 3.2, should the parties fail to agree upon a Timeline within sixty (60) days of the Effective Date, of if LICENSEE should fail to meet a development milestone as specified in the Timeline, SKI shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by sixty (60) days' notice to LICENSEE. Such termination shall become effective unless mutual agreement is reached, or LICENSEE shall have reached the necessary milestone prior to the expiration of the sixty (60) day period.

12.5
Upon any material breach of this Agreement by LICENSEE, other than those occurrences set out in Sections 12.1, 12.2 and 12.3, hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Section 12.3, SKI shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by sixty (60) days' notice to LICENSEE. Such termination shall become effective unless LICENSEE shall have cured any such breach prior to the expiration of the sixty (60) day period.

12.6
Upon written notice to the LICENSEE for the material breach of the Common Stock Issuance Agreement by the LICENSEE and the failure to cure such material breach within sixty (60) days, the licenses granted under this Agreement may be terminated by SKI.

12.7
LICENSEE shall be entitled to terminate this Agreement upon (i) sixty (60) days advance written notice to SKI, (ii) in the event of SKI's material breach of any of the provisions of this Agreement, which breach is not cured (if capable of being cured) within this sixty (60) day period, or (iii) if conditions of Section 7.4 apply.

12.8
Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.

12.9
Other than any claim arising from LICENSEE's failure to pay undisputed license fees or patent expenses due under this contract, any controversy or bona fide disputed claim arising between the parties to this Agreement, which dispute cannot be resolved by mutual agreement shall, by the election of either party, be resolved by submitting to dispute resolution before a fact-finding mediation body composed of one or more experts in the field, selected by mutual agreement within thirty days of written request by either party. Said dispute resolution shall be held in New York at such place as shall be mutually agreed upon in writing by the parties. The fact-finding body shall determine who shall bear the cost of said resolution. In the event that the parties cannot mutually agree within said thirty (30) days on the dispute resolution body, the parties will go to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

12.10
In the event of any termination of this Agreement any sublicenses granted by LICENSEE shall remain in force and effect and shall be assigned by LICENSEE to SKI, provided, that such sublicensee is currently in good standing with regard to its obligations under the sublicense or has cured any default or breach within the period provided in such sublicense, and further provided, that the financial obligations of each such sublicensee shall be limited to those due SKI hereunder for the practice of such a sublicense.

12.11
Article VIII, and Article X of this Agreement shall survive termination.

ARTICLE XIII—PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

        Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given when delivered by courier or other means providing proof of delivery to such party at its address below or as it shall designate by written notice given to the other party:

        In the case of SKI:

  Sloan-Kettering Institute for Cancer Research
  1275 York Avenue
  New York, New York 10021

    Attention: James S. Quirk
    Senior Vice President
    Research Resources Management

        In the case of LICENSEE:

  Optimer Pharmaceuticals, Inc.
  10110 Sorrento Valley Road, Suite C
  San Diego, California, 92121
  Attention: Michael N. Chang, CEO

ARTICLE XIV—MISCELLANEOUS PROVISIONS

14.1
This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

14.2
Except as expressly provided in this Agreement, neither party shall use for its own benefit or the benefit of any third party, or disclose to any third party, any confidential, proprietary or trade secret information (the "Confidential Information") received from the other party hereto, during the term of this Agreement and for five (5) years thereafter. All Confidential Information must be designated as such by disclosing party in writing at or before the disclosure is made in writing, or within thirty (30) days of such disclosure.

14.3
Notwithstanding Section 14.2 above, Confidential Information shall not include any of the following information which the receiving party can demonstrate by contemporaneous written evidence:

a)
was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

b)
was generally available to the public or otherwise part of the public domain at the time of disclosure to the receiving party;

c)
became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

d)
was independently developed by the receiving party without reference to any information or materials disclosed by the disclosing party; or

e)
was subsequently disclosed to the receiving party by a person other than a party without breach of any legal obligation to the disclosing party.

  In addition, either party may disclose Confidential Information of the other (i) to their legal representatives, employees and Affiliates, and legal representatives and employees of Affiliates,

  consultants and sublicensees, to the extent such disclosure is reasonably necessary to achieve the purposes of this Agreement; (ii) in connection with the filing and support of patent applications as necessary; or (iii) if disclosure is compelled to be disclosed by a court order or applicable law or regulation, provided that the party compelled to make such disclosure (x) requests confidential treatment of such information, and (y) provides the other party with reasonable advance notice of the compelled disclosure to provide adequate time to seek a protective order.

14.4
The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

14.5
The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

14.6
The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint ventures of the other for any purpose as a result of this Agreement or the transactions contemplated thereby.

14.7
Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party and the nonperforming party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

14.8
NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

14.9
At any time or from time to time on and after the date of this Agreement, Licensor shall at the written request of LICENSEE (i) deliver to LICENSEE such records, data or other documents in compliance with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as LICENSEE may reasonably deem necessary or desirable in order for LICENSEE to obtain the full benefits of this Agreement and the transactions contemplated hereby.

14.10
This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements and writings in relating thereto. This Agreement may not be altered, amended or modified in any way except by a writing signed by both parties.

14.11
This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

        IN WITNESS WHEREOF, authorized representatives of the parties have signed and dated this Agreement below.

	Sloan-Kettering Institute for Cancer Research		Optimer Pharmaceuticals, Inc.

By:	/s/ James S. Quirk	By:	/s/ Michael N. Chang
	James S. Quirk Senior Vice President Research Resources Management		Michael N. Chang CEO

Date:	6/17/02	Date:	7/31/02

EXHIBIT A

        SKI Patents A, SKI Patents B, SKI Patents C, and SKI Patents D shall mean the United States patents and patent applications listed under the respective subheadings below and their continuations, continuations-in-part, divisionals; and other continuing applications; reissues; re-examinations; extensions of any kind; substitutions; registrations and corresponding foreign patents and patent applications:

SKI Patents A
SK625A	US patent 5,708,163 "Synthesis of the Breast Tumor-Associated Antigen Defined by Monoclonal Antibody MBrl and Uses Thereof"
SK625AZ	US patent 6,090,789 "Synthesis of the Breast Tumor-Associated Antigen Defined by Monoclonal Antibody MBrl and Uses Thereof"
SK625C	US patent application 09/017,611 "Synthesis of Glycoconjugates of the Globo-H Epitope and Uses Thereof"
SKI Patents B
SK759	US patent application 09/083,776 "alpha-O-Linked Glycoconjugates With Clustered (2, 6)-Epitopes, Methods of Preparation and Uses Thereof"
SK816	US patent application 09/276,595 "Trimeric Antigenic O-Linked Glycopeptide Conjugates, Methods of Preparation and Uses Thereof"
SK 893	US patent application 09/641,742 "Novel Glycoconjugates, Glycoamino Acids, Intermediates Thereto, and Uses Thereof"
SKI Patents C
SK625	US patent 5,543,505 "Synthetic Compounds Which Bind to H. Pylori, and Uses Thereof"
SK625B	US patent 6,303,120 "Synthesis of Glycoconjugates of the Lewis Y Epitope and Uses Thereof," which is jointly owned by SKI and The Trustees of Columbia University in the City of New York.
SK719	US patent 6,238,668 "Colon Cancer KH-1 and N3 Antigens"
SK719Z	US patent application 09/833,327 "Colon Cancer KH-1 and N3 Antigens"
SK760	US patent application 09/534,712 "Fucosyl GM1-KLH Conjugate Vaccine Against Small Cell Lung Cancer"
SKI Patents D
SK883	US patent application 09/794,905 "Affinity Matrix Bearing Tumor-Associated Carbohydrate- or Glycopeptide-Based Antigens and Uses Thereof"

EXHIBIT B

Clinical Development Milestones—Timeline

EXHIBIT C

Common Stock Issuance Agreement

QuickLinks

  Exhibit 10.5
  Text Omitted and Filed Separately CONFIDENTIAL TREATMENT REQUESTED Under 17 C.F.R. §§ 200.80(b)(4) and 230.406
FIRST AMENDMENT TO LICENSE AGREEMENT Between Optimer Pharmaceuticals, Inc. and Sloan-Kettering Institute for Cancer Research
LICENSE AGREEMENT for SKI's technology "Carbohydrate Cancer Vaccines" (SK#6637)
TABLE OF CONTENTS
WITNESSETH
ARTICLE I—DEFINITIONS
ARTICLE II—GRANT
ARTICLE III—DUE DILIGENCE, REGULATORY MATTERS
ARTICLE IV—PAYMENTS
ARTICLE V—REPORTS AND RECORDS
ARTICLE VI—PATENT PROSECUTION
ARTICLE VII—INFRINGEMENT
ARTICLE VIII—INDEMNIFICATION, PRODUCT LIABILITY, WARRANTIES
ARTICLE IX—EXPORT CONTROLS
ARTICLE X—NON-USE OF NAMES
ARTICLE XI—ASSIGNMENT
ARTICLE XII—TERMINATION
ARTICLE XIII—PAYMENTS, NOTICES AND OTHER COMMUNICATIONS
ARTICLE XIV—MISCELLANEOUS PROVISIONS
EXHIBIT A
EXHIBIT B Clinical Development Milestones—Timeline
EXHIBIT C Common Stock Issuance Agreement